UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 25, 2014

(Date of earliest event reported)

REVA MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5751 Copley Drive, San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)

(858) 966-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 25, 2014, Reva Medical, Inc. (the “Company”) entered into a Convertible Note Deed (the “Deed”) by and among the Company and Goldman Sachs International (“Goldman Sachs”) and Senrigan Master Fund (“Senrigan” and, together with Goldman Sachs, the “Noteholders”), pursuant to which the Company agreed to issue, subject to receipt of stockholder approval, an aggregate of 250 convertible notes (the “Notes”), each having an issue price of US$100,000 and a face value of US$100,000, to raise aggregate proceeds of US$25,000,000, before deducting fees and expenses.

In addition, as further consideration for the Noteholders agreeing to subscribe for the Notes and subject to obtaining stockholder approval, the Company agreed to issue 35,000 options for each of the Notes purchased by the Noteholders, with each option entitling the holder thereof to subscribe for one share of the Company’s common stock (the “Options”).

Prior to issuance of the Notes and Options, the Deed requires the Company to enter into an Amended and Restated Investors’ Rights Agreement (the “Amended and Restated Investors’ Rights Agreement”) between the Company, each Noteholder and each investor that is a party to the existing Amended and Restated Investors’ Rights Agreement with the Company dated December 16, 2010.  The Amended and Restated Investors’ Rights Agreement will provide each Noteholder, subject to the terms and conditions therein, with the right to require the Company to file a registration statement with the United States Securities and Exchange Commission (“SEC”) in respect of any securities in the Company held by each such Noteholder to facilitate the sale of such securities on the same basis, and in the same circumstances, as each of the investors that are a party to the existing Amended and Restated Investors’ Rights Agreement.

Additionally, prior to issuance of the Notes and Options, each of Robert B. Stockman (the Company’s Chairman and Chief Executive Officer) and Robert K. Schulz (the Company’s President and Chief Operating Officer) will be required to enter into Lock-Up Agreements with the Noteholders (the “Lock-Up Agreements”) whereby each will agree not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) any shares or CHESS Depository Interests (“CDIs”) of the Company or any securities that are convertible into or exchangeable for, or that represent the right receive any shares or CDIs of the Company, subject to certain limited exceptions.

The Deed provides that for so long as any Notes remain outstanding or Options remain unexercised, the Company may not raise additional capital through the sale or issuance of its equity securities (or securities convertible or exercisable for such securities) except (i) upon the exercise or conversion of securities currently outstanding, (ii) up to an aggregate of 8,700,000 shares of common stock upon equity issuances completed within 6 months of the issuance of the Note or upon the issuance of securities pursuant to the Company’s incentive equity plans, (iii) upon a stock split or stock dividend to all holders of the Company’s common stock, (iv) to the extent, acting in good faith and in accordance with their fiduciary duties to the Company under applicable law, the directors of the Company form the view that the failure to make such an offering would be a breach of their fiduciary duties, or (v) in certain other limited circumstances set forth in the Deed.

The Deed further provides that for so long as any Notes remain outstanding, the Company shall not take certain other actions, including, among other things, (i) declaring or paying any dividend, (ii) issuing any finance debt (as defined in the Deed) in excess of $10,000,000, (iii) granting any security interest in respect of or dispose of the Company’s intellectual property, or (iv) substantially changing the general nature or scope of its business, subject to such exceptions as specified in the Deed.

In addition, provisions of the Deed (i) require the Company to use reasonable efforts to seek to list its common stock on The Nasdaq Stock Market as soon as practicable after September 2015 and (ii) provide that the Noteholders shall have a right of first offer and right of first refusal to acquire all or any portion of any finance debt (as defined in the Deed) that the Company determines to raise while the Notes remain outstanding, subject to certain limited exceptions.

The Notes will be the Company’s direct, unsubordinated and unsecured obligations.  The Notes will at all times rank pari passu in right of payment with all other existing and future unsecured and unsubordinated senior obligations of the Company (other than unsecured obligations preferred by mandatory provisions of law) and senior in right of payment to all existing and future subordinated obligations of the Company.  The Notes do not provide the holder voting rights at stockholder meetings unless and until converted.

Interest accrues on the Notes at the rate of 7.54% per annum (increased to 9.54% if any payments are past due), compounded annually, but is only payable upon redemption of the Notes for cash.  No interest is payable on any Note that is converted in accordance with the terms of the Deed.  On the earlier to occur of an event of default (as such term is defined in the Deed) or 60 months after the date of issuance of the Notes, the Company is required to redeem all of the Notes which have not otherwise been converted, redeemed or cancelled, at an amount equal to face value plus all accrued interest.

In addition, a Noteholder may elect to cause the Company to redeem all or some of its Notes which have not otherwise been converted, redeemed or cancelled on the date which is 26 months after the date of issuance of the Notes, at an amount equal to face value plus all accrued interest.

The terms of the Notes contain provisions for the adjustment of the conversion price, which will initially be A$2.50 per share of our common stock (or A$0.25 per CDI).  Specifically, upon the occurrence of certain events, including a reorganization of issued capital, certain dividends, distributions and issuance by the Company of equity securities at a price below current market value, the conversion price will be adjusted.

The Noteholders may convert their Notes at any time following the subscription date until 60 months following such date by delivering to the Company an irrevocable notice electing to convert all or some of the Notes held by such holder (a “Conversion Notice”). The Noteholders shall automatically be deemed to have given the Company a Conversion Notice in respect of all of the Notes in the event the average daily volume-weighted-average price of the Company’s CDIs equals or exceeds A$0.60 for a period of 20 consecutive trading days and the Company has received a CE Mark approval for its Fantom product.

Upon receipt of the Conversion Notice, the Company may, in lieu of issuing CDIs or shares of our common stock to the Noteholder, give the Noteholder notice that the Company is electing to redeem the Notes subject to the Conversion Notice for an amount equal to the number of CDIs which would have been issued on conversion multiplied by the average daily volume-weighted average price on the Australian Stock Exchange (“ASX”) of the CDIs during the 20 trading days after receipt of the Conversion Notice.

The events of default, which may result in the acceleration of the maturity of the Notes, include:

(a)                                       Failure to pay: a failure by the Company to pay an amount due under and in the manner required by the Deed;

(b)                                      Cross default: finance debt of the Company or its subsidiaries that, in aggregate, exceeds US$1,000,000, is not paid when due or becomes due and payable prior to its maturity date;

(c)                                        Revocation: an authorization, approval or consent material to the Company or its business is cancelled, repealed, revoked or terminated or has expired, amended or modified in a manner which is likely to have a material adverse effect (as defined in the Deed);

(d)                                       Failure to perform: the Company or key management fails to perform any material obligation under the Deed, the Amended and Restated Investors’ Rights Agreement or the Lock-up Agreement;

(e)                                        Misrepresentation: any warranty or representation made by the Company under the Deed becomes false or misleading or incorrect in any material respect when made;

(f)                                         Insolvency event: an insolvency event (as defined in the Deed) occurs in relation the Company;

(g)                                       Breach of law: the Company or any of its subsidiaries is in material breach of an applicable law, regulation, authorization, listing rule, or court order, official directive or ruling of any Government Agency binding on it which is likely to have a material adverse effect (as defined in the Deed);

(h)                                       Termination: any person becomes entitled to repudiate, terminate, rescind or avoid any material provision of the Deed, the Amended and Restated Investors’ Rights Agreement or the Lock-up Agreement; or

(i)                                          Listing: CDIs cease to trade on ASX or are suspended from trading for more than 5 consecutive trading days or, where the Company’s common stock is quoted on an alternative exchange, the shares of the Company’s common stock cease to trade or are suspended from trading on such exchange for more than 5 consecutive trading days.

The Options may be exercised at any time on or after the date of issuance and have an exercise price of A$2.50 per share of common stock if exercised prior to a defined Company milestone of completing full patient enrollment in a CE Mark clinical trial of the Company’s Fantom product or A$3.00 per share if exercised after full CE Mark clinical trial enrollment.  The Options will lapse 60 months from the date of issuance unless previously exercised.

The foregoing description of the Deed, including without limitation the Notes and Options, is not complete and is qualified in its entirety by reference to the Deed, which is filed as Exhibit 4.1 to this current report and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 above regarding the Deed is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                                         Exhibits.

Exhibit Number	Description of Exhibits

4.1	Convertible Note Deed by and among the Company, Goldman Sachs International and Senrigan Master Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: September 26, 2014	/s/ Katrina L. Thompson
Katrina L. Thompson
Chief Financial Officer
(principal financial and accounting officer)

Index to Exhibits

Exhibit Number	Description of Exhibits

4.1	Convertible Note Deed by and among the Company, Goldman Sachs International and Senrigan Master Fund.